UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 29, 2004

PALMSOURCE, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-50402	77-0586278
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1188 East Arques Avenue

Sunnyvale, California 94085-4602

(Address of Principal Executive Offices)

(408) 400-3000

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.

On September 29, 2004, PalmSource, Inc. made a $1.5 million unsecured loan to China MobileSoft Ltd. (“CMS”), a private, foreign holding company which conducts operations through its wholly-owned subsidiary, MobileSoft Technology (Nanjing), Ltd., an early-stage software and services company organized under the laws of the People’s Republic of China. The loan was made in connection with ongoing discussions regarding the potential acquisition of CMS by PalmSource.

As previously announced, PalmSource acquired CMS on January 28, 2005 in a stock-for-stock transaction. CMS is now a wholly-owned subsidiary of PalmSource and the loan is subject to inter-company adjustments.

At the time of the filing of the original Form 8-K related to the aforementioned loan, PalmSouce applied for confidential treatment with respect to the identity of CMS. The request has been subsequently withdrawn and the original Form 8-K is hereby amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PALMSOURCE, INC.

Date: March 7, 2005	By:	/s/ Jeanne Seeley
	Name:	Jeanne Seeley
	Title:	Chief Financial Officer